June 26, 2025

To the Trustees of the John Hancock Group of Funds

200 Berkeley Street

Boston, MA 02116

Re:	Agreement to Waive Advisory Fees and Reimburse Expenses

John Hancock Variable Trust Advisers LLC (formerly John Hancock Investment Management Services, LLC) and John Hancock Investment Management LLC (formerly John Hancock Advisers, LLC) (collectively, the “Advisers”), each an investment adviser to the investment companies listed in Appendix A (collectively, the “John Hancock Funds”), hereby notify you as follows:

1. Each Adviser agrees to waive its management fee for a John Hancock Fund portfolio, as applicable, or otherwise reimburse the expenses of that portfolio as set forth below (the “Reimbursement”).

2. The Reimbursement shall apply to all John Hancock Fund portfolios in existence on the date of this Agreement, except those noted below, and to all future John Hancock Fund portfolios to which an Adviser agrees this Agreement should apply (the “Participating Portfolios”).

The Reimbursement shall not apply to the following John Hancock Variable Insurance Trust portfolios:

Each Managed Volatility Portfolio

Each Lifestyle Portfolio

The reimbursement shall not apply to the following John Hancock Funds II portfolios:

Each Preservation Blend Portfolio (formerly, the Multi-Index Preservation Portfolios)

Each Multimanager Lifestyle Portfolio

Each Lifestyle Blend Portfolio (formerly, the Multi-Index Lifestyle Portfolios)

Each Multimanager Lifetime Portfolio

Each Lifetime Blend Portfolio (formerly, the Multi-Index Lifetime Portfolios)

Alternative Asset Allocation Fund

The Reimbursement shall not apply to John Hancock Collateral Trust.

The Reimbursement shall not apply to the following John Hancock Strategic Series portfolios:

John Hancock Managed Account Shares Investment-Grade Corporate Bond Portfolio

John Hancock Managed Account Shares Securitized Debt Portfolio

John Hancock Managed Account Shares Non-Investment-Grade Corporate Bond Portfolio

John Hancock Managed Account Shares Non-Investment-Grade Municipal Bond Portfolio

John Hancock Managed Account Shares Bond Completion Portfolio

The Reimbursement shall not apply to the Manulife Private Credit Plus Fund.

3. The Reimbursement shall equal on an annualized basis:

0.01% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $75 billion but is less than or equal to $125 billion;

0.0125% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $125 billion but is less than or equal to $150 billion;

0.0150% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $150 billion but is less than or equal to $175 billion;

0.0175% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $175 billion but is less than or equal to $200 billion;

0.02% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $200 billion but is less than or equal to $225 billion; and

0.0225% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $225 billion.

The amount of the Reimbursement shall be calculated daily and allocated among all the Participating Portfolios in proportion to the daily net assets of each such portfolio, except as noted. With respect to Participating Portfolios that pay advisory fees based on managed assets, “aggregate net assets” above is defined to include managed assets, as defined in each such Participating Portfolio’s respective Advisory Agreement. With respect to John Hancock Marathon Asset-Based Lending Fund, “daily net assets” as described above shall be calculated based on the prior month’s managed asset value and then adjusted as necessary following the end of each monthly period.

4. The Reimbursement with respect to each Participating Portfolio expires on July 31, 2027 unless renewed by mutual agreement of the John Hancock Funds and the Advisers based upon a determination that this is appropriate under the circumstances at the time.

5. This Agreement is effective as of June 26, 2025 and supersedes the prior Letter Agreement from the Adviser to the Trustees relating to the same subject matter.

Very truly yours,

John Hancock Variable Trust Advisers LLC

By:	/s/ Jay Aronowitz
Jay Aronowitz

John Hancock Investment Management LLC

By:	/s/ Jay Aronowitz
Jay Aronowitz

ACCEPTED BY:

John Hancock Asset-Based Lending Fund

John Hancock Asset Backed Securities Fund

John Hancock Bond Trust

John Hancock California Tax-Free Income Fund

John Hancock Capital Series

John Hancock Current Interest

John Hancock Exchange-Traded Fund Trust

John Hancock Financial Opportunities Fund

John Hancock Funds II

John Hancock Funds III

John Hancock Hedged Equity & Income Fund

John Hancock Income Securities Trust

John Hancock Investment Trust

John Hancock Investment Trust II

John Hancock Investors Trust

John Hancock Multi Asset Credit Fund

John Hancock Municipal Securities Trust

John Hancock Preferred Income Fund

John Hancock Preferred Income Fund II

John Hancock Preferred Income Fund III

John Hancock Premium Dividend Fund

John Hancock Sovereign Bond Fund

John Hancock Strategic Series

John Hancock Tax-Advantaged Dividend Income Fund

John Hancock Variable Insurance Trust

On behalf of each of its series identified as a Participating Portfolio

By:	/s/ Kristie Feinberg
Kristie Feinberg

Appendix A

John Hancock Asset-Based Lending Fund

John Hancock Asset Backed Securities Fund

John Hancock Bond Trust

John Hancock California Tax-Free Income Fund

John Hancock Capital Series

John Hancock Current Interest

John Hancock Exchange-Traded Fund Trust

John Hancock Financial Opportunities Fund

John Hancock Funds II

John Hancock Funds III

John Hancock Hedged Equity & Income Fund

John Hancock Income Securities Trust

John Hancock Investment Trust

John Hancock Investment Trust II

John Hancock Investors Trust

John Hancock Multi Asset Credit Fund

John Hancock Municipal Securities Trust

John Hancock Preferred Income Fund

John Hancock Preferred Income Fund II

John Hancock Preferred Income Fund III

John Hancock Premium Dividend Fund

John Hancock Sovereign Bond Fund

John Hancock Strategic Series

John Hancock Tax-Advantaged Dividend Income Fund

John Hancock Variable Insurance Trust